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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACME PACKET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	34-3526641 (I.R.S. Employer Identification No.)
71 Third Avenue, Burlington, MA 01803 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	File No. 333-134683 (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

(Title of Class)

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        See the "Description of Capital Stock" section in the prospectus included in the Registration Statement on Form S-1 (File No. 333-134683) of Acme Packet, Inc. (the "Registrant"), initially filed with the Securities and Exchange Commission on June 2, 2006, including any subsequent amendments thereto (the "Registration Statement"), which section is hereby incorporated by reference herein.

ITEM 2. EXHIBITS.

Exhibit No.	Description
3.1*	Eighth Amended and Restated Certificate of Incorporation of the Registrant currently in effect
3.2*	Bylaws of the Registrant currently in effect
3.3*	Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the offering contemplated by the Registration Statement (the "Offering")
3.4*	Amended and Restated Bylaws of the Registrant to be effect upon the closing of the Offering
4.1*	Specimen certificate evidencing shares of common stock
10.4*	Amended and Restated Registration Rights Agreement, dated June 8, 2004, by and between the Registrant and the shareholders named therein

*
Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-134683).

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ACME PACKET, INC.
By:	/s/ ANDREW D. ORY
Andrew D. Ory President, Chief Executive Officer and Director (principal executive officer)

Date: September 22, 2006

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SIGNATURES